Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO 80224
P: (303) 548-8072
F: (888) 466-4216
ed@hamiltonpccpa.com

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in the following Registration Statement:

(1)

Form S-8 pertaining to Alternet Systems, Inc. 2008 Professional/Consultant Compensation Plan filed on January 29, 2008, of our report dated March 28, 2012 on the consolidated balance sheets of the company as at December 31, 2011 and December 20, 2010 and the results of its operations and its cash flows and the changes in stockholders deficit for the years ended December 31, 2011 and 2010.

Hamilton, PC
September 27, 2012